UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-34155	37-1567871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812)283-0724

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 7, 2008, First Savings Financial Group, Inc. (the “Company”) and its wholly owned subsidiary, First Savings Bank, F.S.B. (the “Bank”), entered into three-year employment agreements with (i) Larry W. Myers, President and Chief Executive Officer of the Company and the Bank and (ii) John P. Lawson, Jr., Chief Operations Officer of the Company and the Bank. In addition, on October 7, 2008, the Bank entered into change in control agreements with (i) Anthony A. Schoen, the Assistant Controller of the Bank, and (ii) Donald R. Allen, the Chief Lending Officer of the Bank. In addition to the employment and change in control agreements, the Bank implemented a Supplemental Executive Retirement Plan and an Employee Severance Plan (collectively, the “Plans”) on October 7, 2008. The material terms of the employment agreements, the change in control agreements, and the Plans were previously disclosed in the Company’s Registration Statement on Form S-1 (File No. 333-151636), as declared effective by the Securities and Exchange Commission on August 12, 2008.

Copies of the executed employment agreements, change in control agreements, and Plans are attached to this report as Exhibits 10.1 through 10.6 and are furnished herewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	Employment Agreement by and between First Savings Financial Group, Inc., First Savings Bank, F.S.B. and Larry W. Myers, dated October 7, 2008

10.2	Employment Agreement by and between First Savings Financial Group, Inc., First Savings Bank, F.S.B. and John P. Lawson, Jr., dated October 7, 2008

10.3	Change in Control Severance Agreement by and between First Savings Bank, F.S.B. and Anthony A. Schoen, dated October 7, 2008

10.4	Change in Control Severance Agreement by and between First Savings Bank, F.S.B. and Donald R. Allen, dated October 7, 2008

10.5	First Savings Bank, F.S.B. Employee Severance Compensation Plan

10.6	First Savings Bank, F.S.B. Supplemental Executive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Dated: October 10, 2008	By:	/s/ Larry W. Myers
Larry W. Myers
President and Chief Executive Officer